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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                                           Jurisdiction of Organization
----------                                           ----------------------------
Megalith Technologies, Inc.                          Ontario, Canada

Dataware Technologies GmbH                           Germany

Dataware Technologies (UK) Ltd.                      England

Dataware Technologies S.r.l.                         Italy

Dataware Technologies AB                             Sweden

Dataware Technologies France s.a.r.l.                France

Dataware Technologies Pte Ltd.                       Singapore

Dataware Technologies Pty Ltd.                       Australia

Dataware Technologies A/S                            Denmark

Northern Light Technology Corporation                Delaware

Dataware Securities Corporation                      Massachusetts

Ntergaid, Inc.                                       Connecticut



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